                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of November 24 , 1999 (the "Effective Date") by and between VIANET TECHNOLOGIES, INC., with offices at 83 Mercer Street, New York, New York 10012 (the "Company") and BRUCE ARNSTEIN, an individual residing at 15 Bar Beach Road, Pt. Washington, New York 11050 (the "Employee").

         WHEREAS, the Employee has been offered the position of Chief Operating Officer of Company and will begin to serve in such capacities on the Effective Date;

         WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee is willing to serve in the employ of the Company upon the terms and conditions hereinafter provided; and

         WHEREAS, the Company's Board of Directors has determined that the best interests of the Company and its shareholders would be served by providing for the terms and conditions of the Employee's employment as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the meanings set forth below.

         "Fiscal Year" means any fiscal year of the Company, as applicable.

          "Person" means any individual, sole proprietorship, general or limited partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, limited liability company or government (whether territorial, national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         Section 2. Employment and Term. The Company hereby employs the Employee for period of Two Years (2) from the effective date, and the Employee hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. This Agreement can be terminable at will by either party upon sixty (60) days written notice to the other party after the initial Two Year term. The term hereof, until terminated as provided herein, is referred to herein as the "Employment Period."

         Section 3. Employment Capacities and Duties. The Employee shall be employed throughout the Employment Period as Chief Operating Officer of the Company. The Employee shall have the duties and responsibilities normally associated and incumbent with this position.

         Section 4. Employee Performance Covenants. The Employee accepts the employment described in Section 3 herein and agrees to devote his full working time and efforts to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities set forth in Section 3 hereof. Employee further represents and warrants that his entry into this Employment Agreement does not violate any other agreement to which he is or has been a party.

         Section 5. Salary. The Employee shall be paid a salary (the "Salary") at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000.00), payable in equal installments in accordance with the Company's payroll policies, for the period commencing on November 1, 1999. The Salary shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

         Section 6. Employee Benefits, Vacations. During the Employment Period, in addition to any and all compensation and benefits required or permitted to be made by the Company to the Employee hereunder, the Employee shall receive the benefits and enjoy the perquisites described below:

                  a) Vacation. The Employee shall be entitled to Four (4) weeks paid vacation per annum; the Employee will be paid for unused vacation at his standard salary rate and

                  b) Participation in Benefit Plans. The Employee shall be entitled to participate in any group hospitalization, health, life or other insurance or death benefit plan, travel or accident insurance, restricted or stock purchase plan, stock option plan, retirement income or pension plan, 401(k) plan, or other present or future group employee benefit plan or program of the Company for which Employees are or shall become eligible. Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering any such plan, program or arrangement during the Employment Period.

                  c) Bonus. At management discretion.

         Section 7. Termination of Employment. Any termination of the Employee's employment by the Company or the Employee shall be communicated by written Notice of Termination to the other party hereto. In the event that the Employer and Employee mutually agree to terminate employment prior to the term of this contract, the Employee shall be paid through the term of this employment contract. Any Stock Options that have not vested by the effective date of termination shall become vested.

         Section 8. Stock Options. The Company shall cause Vianet Technologies, Inc. to provide to the Employee pursuant to the terms and conditions of the Stock Option Addendum attached hereto options (the "Stock Options") to purchase One Hundred and Fifty Thousand (150,000) shares of the common stock of Vianet Technologies, Inc. (the "Common Shares") at an exercise price equal to the Closing Bid for the Common Shares on the effective date of this contract, subject to the following vesting schedule:

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          Number of Stock Options            Vesting Date
          -----------------------            ------------

          100,000 shares                     6 Months after the

          50,000 shares                      12 Months after the Effective


         The Stock Options shall be granted under and shall be subject to the terms and conditions of the Stock Option Addendum. The Stock Options shall be exercisable for four (4) years from date of grant.

         Section 9. Certain Company Protection Provisions. The following provisions apply for the protection of the Company, and shall survive indefinitely, beyond the duration of this Agreement:

                  a) Non-Solicitation. During the Restricted Period (as hereinafter defined), the Employee shall not directly or indirectly solicit any customer or known prospective customer who has contracted with the Company to purchase products or services during the then-preceding twelve month period. As used herein, the term "Restricted Period" means the Employment Period.

                  b) Confidentiality. The Employee agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including without limitation any lists of customers or subscribers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Employee has had access by reason of his employment relationship with the Company. The Employee agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information; provided, however, that the Employee will not be deemed to have violated this provision if he is compelled by valid legal process to disclose any Confidential Information. The Employee acknowledges that all manuals, instruction books, price lists, experiment logs or papers, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Employee by the Company or otherwise acquired or developed by the Employee, shall at all times be the property of the Company. Upon the Employment Termination Date, the Employee shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive the Employment Termination Date until and unless any such Confidential Information shall have become, through no fault of the Employee, generally known to the public. The obligations of the Employee under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Employee may have to the Company under general legal or equitable principles.

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


                  c) Remedies. It is expressly agreed by the Employee and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Employee, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Employee acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages. Accordingly, the Employee consents to injunctive and other appropriate equitable relief without the posting of any type of bond or surety upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

         Section 10. Successors and Assigns. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in this
Section 10. Without limiting the foregoing, the Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, and in the event of any attempted assignment or transfer in contravention of this Section 10, the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

         Section 11. Notices. All notices and other communications that are required or may be given under this Agreement shall be in writing and shall be delivered personally or by certified mail addressed to the party concerned at the following addresses:

If to the Company:         Vianet Technologies, Inc.
                           83 Mercer Street, 3rd Floor
                           New York, NY 10018

If to Employee:            Bruce Arnstein
                           15 Bar Beach Rd.
                           Pt. Washington, New York 11050

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


All notices shall be effective upon receipt.

         Section 12. Waiver: Remedies Cumulative. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided under this Agreement or applicable law.

         Section 13. Governing Law: Severability. A substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in New York, New York and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the substantive laws of the State of New York. It is the intention of the Company and the Employee to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

         Section 14. Miscellaneous. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in counterparts, both of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such subsections and shall be ignored in construing this Agreement.

         Section 15. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in New York, New York and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding must be brought in New York, New York;
(b) consents to the jurisdiction of such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of New York.


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



         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the Effective Date.

                                    EMPLOYEE:

                                    Bruce Arnstein

                                    ________________________________________



                                    COMPANY:

                                    Vianet Technologies, Inc.


                                    By:_____________________________________
                                       Name:  Peter Leighton
                                       Title: President




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


                              STOCK OPTION ADDENDUM
                                       to
                              Employment Agreement
                                     between
                            Vianet Technologies, Inc.
                                       and
                                 Bruce Arnstein

                                                         As of November 24, 1999


         A Stock Option (the "Option") is hereby granted by Vianet Technologies, Inc., a Nevada corporation (the "Company"), to Bruce Arnstein (the "Optionee") for and with respect to the common stock of the Company, $0.001 par value per share ("Common Stock"), subject to the following terms and conditions, and the terms and conditions set forth in the Employment Agreement (the "Employment Agreement") of even date herewith by and between Vianet Technologies, Inc., and the Optionee. All capitalized terms that are not defined herein shall have the meaning ascribed to them in the Employment Agreement.


    Name of Optionee:                           Bruce Arnstein

    Number of Shares Subject to Option:         150,000

    Option Price Per Share:                     Closing Bid on November 24, 1999

    Date of Grant:                              First Date of Employment

         1. Grant of Option. The Company hereby grants to the Optionee an option to purchase from the Company the number of shares of Common Stock set forth above.

         2. Term of Option. The term of the Option shall be four (4) years. In accordance with the terms and conditions of the Employment Agreement.

         3. Exercise Schedule. The Option shall become vested and exercisable according to the following schedule:

                                          Exercise Period
   Number of Shares         ------------------------------------------------
   Subject to Option        Vesting Date                     Expiration Date
   -----------------        ------------                     ---------------

   100,000                  6 Months after the               4th Anniversary of
   50,000                   12 Months after the              4th Anniversary of


         4. Piggy-back Registration Rights. If the Company at any time proposes to register any of its securities under the Act or pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), collectively referred to as the "Securities Acts," whether or not for sale for its own account, it will each such time give prompt written notice to the Optionee of its intention to do so (the "Registration Notice"). Upon the written request of the Optionee, made within fifteen (15) business days after the receipt of the Registration Notice, the Company shall use its best efforts to effect the registration under the Securities Acts of such amount of the Option Shares as the Optionee requests, by inclusion of such Option Shares in the registration statement that relates to the securities which the Company proposes to register, provided that if, at any time after giving the Registration Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Optionee (the "Refusal Notice") and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Option Shares in connection with such terminated registration (but not from its obligation to pay the Registration Expenses (as defined herein) in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Option Shares, for the same period as the delay in registering such other securities.

                  (b) Registration Expenses. The Company shall pay all Registration Expenses (as defined herein) in connection with each registration of the Option Shares to this Section 4. For the purposes hereof, the phrase "Registration Expenses" shall include all expenses incident to the Company's performance of, or compliance with, this Section 4, including, without limitation, (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of any one counsel and any one accountant retained by the Optionee, (vi) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Option Shares being registered if the Company desires such insurance, and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

         5. Acceptance by the Optionee. The exercise of the Option is conditioned upon the acceptance by the Optionee of the terms and conditions set forth herein as evidenced by his execution of this agreement and the return of an executed copy hereof to the address set forth in Section 5 hereof.

         6. Notice of Exercise. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised, shall be delivered by personal delivery or by certified mail, return receipt requested, by the Optionee to:

         Vianet Technologies, Inc.
         83 Mercer Street, 3rd Floor
         New York, NY 10018
         Attn:  Bruce Arnstein

         7. Exercise; No Transfer of Option. The Option may be exercised only by the Optionee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

         8. Manner of Exercise. The Option shall be exercised by written notice to the Company prior to the expiration of the Option. The Option Price Per Share upon exercise of the Option shall be paid in full in cash by the Optionee or payment in accordance with a cashless exercise program under which the Option Shares may be issued directly to the Optionee's broker or dealer upon receipt by the Company of irrevocable instructions to that effect

         9. Effect on Employment. The Option does not confer on the Optionee any right to employment by the Company, nor does it interfere in any way with (i) any right which Vianet Labs, Inc. may have to terminate the employment or alter the duties of the Optionee at any time; or (ii) any right which the Optionee may have to terminate his employment at any time.

         10. Cancellation; Change. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number of designation of the Common Stock shall be made, this agreement shall be delivered by the Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         11. New York Law Governs. The Option and this agreement shall be construed, administered and governed in all respects under and by the laws of the State of New York without regard to its conflicts of law principles.


                                              VIANET TECHNOLOGIES, INC.

                                              By:___________________________
                                                 Name:  Peter Leighton
                                                 Title: President and CEO

                                              The undersigned hereby
                                              accepts the foregoing
                                              Option and the terms and
                                              conditions hereof.

                                              ______________________________
                                              Bruce Arnstein


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